                                                               Exhibit (h)(4)(i)

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT is made and entered into this 1st day of July, 2003, as amended and restated May 1, 2004, April 20, 2005 and March 26, 2007 by and among JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) (formerly, The Manufacturers Life Insurance Company (U.S.A.)), a stock life insurance company existing under the laws of Michigan ("Manulife USA"), JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK (formerly, The Manufacturers Life Insurance Company of New York, a stock life insurance company organized under the laws of New York ("Manulife New York")), JOHN HANCOCK LIFE INSURANCE COMPANY ("John Hancock") and JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("John Hancock Life") (Manulife USA Manulife New York, John Hancock and John Hancock Life are each referred to herein as a "Company" and collectively as the "Companies"), each on behalf of itself and its variable annuity and variable life insurance separate accounts (each an "Account;" collectively, the "Accounts"), JOHN HANCOCK TRUST, formerly, Manufacturers Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust") and JOHN HANCOCK DISTRIBUTORS, LLC, formerly, Manulife Financial Securities LLC, a limited liability company organized under the laws of Delaware (the "Distributor").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Trust serves as an investment vehicle underlying variable life insurance and variable annuity contracts issued by the Companies (the "Contracts");

     WHEREAS, the beneficial interest in the Trust is divided into separate series of shares as identified in the Trust's registration statement under the 1933 Act (as amended from time to time) (the "Funds"), each representing the interest in a particular portfolio of securities and other assets and each of which may issue multiple classes of shares;

     WHEREAS, the Trust has obtained from the Securities and Exchange Commission ("SEC") an order granting exemptions from certain provisions of and rules under the 1940 Act to the extent necessary to permit shares of the Trust to be sold to and held by, among others, variable annuity and variable life insurance separate accounts ("separate accounts") of both affiliated and unaffiliated life insurance companies ("Participating Insurance Companies") and certain qualified pension and retirement plans ("Qualified Plans") (the "Exemptive Order");

     WHEREAS, the Distributor serves as the principal underwriter with respect to each class of shares of the Trust and is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD");

     WHEREAS, each of the Companies has registered or will register its Contracts under the 1933 Act, except to the extent a particular Contract is or will be exempt from such registration;

     WHEREAS, each of the Companies has registered or will register each of its Accounts as a unit investment trust under the 1940 Act, except to the extent a particular Account is or will be exempt from such registration; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Companies intend to purchase shares of the Funds on behalf of their respective Accounts to fund the Contracts, and the Trust is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises set forth herein, the Companies, the Trust and the Distributor agree as follows:

1. PURCHASE AND REDEMPTION OF FUND SHARES

1.1 Subject to the terms of the Distribution Agreement in effect from time to time between the Trust and the Distributor, the Trust agrees to make shares of the Funds available for purchase by the Accounts (including the subaccounts thereof) at the applicable net asset value per share next computed, in accordance with the provisions of the then current prospectus and statement of additional information of the Trust, after receipt by the Trust or its designee of an order for purchase. The Trust agrees to use reasonable efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board" or the "Trustees") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, in the best interests of such Fund and its shareholders (including variable contract owners).

1.2 Each of the Companies shall submit payment for the purchase of shares of a Fund on behalf of an Account on the next Business Day after an order to purchase such shares is made in accordance with the provisions of Section 1.1 hereof. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of shares of the Funds. Payment shall be in federal funds transmitted by wire to the Trust's custodian.

1.3 The Trust agrees to redeem for cash (except as otherwise provided in the Trust's prospectus) any full or fractional shares of any Fund, when requested by a Company on behalf of an Account, at the net asset value next computed, in accordance with the provisions of the then current prospectus and statement of additional information of the Trust, after receipt by the Trust or its designee of a request for redemption. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Payment of redemption proceeds will normally be paid to a Company on behalf of its Account in federal funds transmitted by wire on the next Business Day after receipt by the Trust or its designee of a request for redemption.

1.4 Each of the Companies agrees that all purchases and redemptions by its Accounts of shares of the Funds will be in accordance with the provisions of then current prospectus and statement of additional information of the Trust and in accordance with any procedures that the Trust, the Distributor or the Trust's transfer agent may establish from time to time governing purchases and redemptions of shares of the Funds generally.

1.5 Payments by a Company for the purchase of shares of the Funds by its Accounts under Section 1.2 and payments by the Trust of the proceeds of the redemption of shares of the Funds by such Accounts under Section 1.3 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

1.6 Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued. Shares ordered from the Trust will be recorded on the transfer records of the Trust in an appropriate title for each Account or the appropriate subaccount of each Account.

1.7 The Trust will furnish same day notice by e-mail, fax or telephone (if by telephone, it must be followed by written confirmation) to the Companies of any income dividends or capital gain distributions payable on the shares of the Funds. Each of the Companies hereby elects to receive all such income dividends and capital gain distributions as are payable on shares of a Fund in additional shares of that Fund. Each of the Companies reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust will notify the Companies or their designee(s) of the number of shares so issued as payment of such dividends and distributions.

1.8 The Trust will make the net asset value per share for each Fund available to the Companies on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time.

1.9 For purposes of this Article 1, each of the Companies shall be the designee of the Trust for receipt of purchase orders and requests for redemption relating to the Funds from each of its Accounts, and receipt by a Company will constitute receipt by the Trust, provided that the Trust receives notice of a purchase order or request for redemption by 10:00 am New York time on the next following Business Day.

1.10 The Trust agrees that shares of the Funds will be sold only to Participating Insurance Companies and their separate accounts, Qualified Plans, and other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) (or any successor regulation) ("Other Purchasers") as from time to time in effect.

1.11 Each of the Companies has received a copy of the Exemptive Order and agrees to perform the obligations of a Participating Insurance Company under such Order.

2. PROSPECTUSES AND PROXY STATEMENTS; VOTING

2.1 The Trust will prepare and be responsible for filing with the SEC and any state regulatory authorities requiring such filing all shareholder reports, proxy materials and prospectuses and statements of additional information of the Trust. The Trust will bear the costs of registration and qualification of the shares of the Funds, preparation and filing of the documents listed in this
Section 2.1, and all taxes to which an issuer is subject on the issuance and transfer of its shares.

2.2 At the option of each of the Companies, the Trust will either (a) provide the Company with as many copies of the Trust's current prospectus, statement of additional information, annual report, semi-annual report, proxy materials and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company may reasonably request; or (b) provide the Company with camera ready copies of such documents in a form suitable for printing. Subject to Section 4.1 hereof, expenses of furnishing such documents for marketing purposes will be borne by the Companies, and expenses of furnishing such documents to current Contract owners will be borne by the Trust. The Companies assume sole responsibility for ensuring that the Trust's proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

2.3 The Trust will use its best efforts to provide the Companies, on a timely basis, with such information about the Trust, the Funds and the investment adviser and any subadvisers to any Fund, as the Companies may reasonably request in connection with the preparation of registration statements, prospectuses and other materials relating to the Contracts.

2.4 As long as and to the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable contract owners, each of the Companies (i) will provide pass-through voting privileges to Contract owners whose Contract values are invested, through Accounts registered with the

SEC under the 1940 Act, in shares of the Funds, (ii) may, to the extent it deems appropriate, provide pass-through voting privileges to Contract owners whose contract values are invested, through Accounts which are not so registered with the SEC, in shares of the Funds, (iv) when it provides pass-through voting privileges to Contract owners whose Contract values are invested through an Account in shares of a Fund, will vote shares held in that Account for which no Contract owner instructions are timely received by the Company in the same proportion as those shares of the Fund held in that Account for which Contract owner instructions are timely received, and (iii) will vote shares of a Fund which it is otherwise entitled to vote on any matter in the same proportion as the voting instructions which it has timely received from Contract owners with respect to that matter. Notwithstanding the foregoing, each of the Companies may vote shares of a Fund in such other manner as may be required or permitted by Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or otherwise by the SEC or its staff.

3. SALES MATERIAL AND INFORMATION

3.1 Each of the Companies will use its best efforts to ensure that sales literature and other promotional material prepared by it or on its behalf in which the Trust, a Fund, any investment adviser or subadviser to any Fund or the Distributor (in its capacity as principal underwriter of the Trust shares) is named, conforms to all requirements of all applicable federal and state laws and rules and regulations, including all applicable rules and regulations of the NASD.

3.2 Neither of the Companies will give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Trust shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the written approval of the Trust or its designee.

3.3 The Trust will use its best efforts to ensure that sales literature and other promotional material prepared by it or on its behalf in which a Company, the Accounts or the Contracts are named, conforms to all requirements of all applicable federal and state laws and rules and regulations, including all applicable rules and regulations of the NASD.

3.4 The Trust will not give any information or make any representations or statements on behalf of or concerning the Companies, the Accounts or the Contracts in connection with the sale of Trust shares other than the information or representations contained in the registration statements, prospectuses or statements of additional information for the Contracts, as such registration statements, prospectuses and statements of additional information may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or promotional material approved by a Company or its designee, except with the written permission of the Company or its designee.

3.5 The Trust will provide to each of the Companies at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual and other reports, proxy statements, applications for exemptions, requests for no-action letters and any amendments to any of the foregoing, that relate to the Trust or any Fund promptly after the filing of each such document with the SEC or any other regulatory authority.

3.6 Each of the Companies will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, shareholder annual, semi-annual and other reports, solicitations for voting instructions, applications for exemptions, requests for no-action letters and any amendments to any of the foregoing, that relate to its Contracts or any of its Accounts promptly after the filing of each such document with the SEC or any other regulatory authority.

3.7. Each party hereto will provide to each other party, to the extent it is relevant to the Contracts or the Trust, a copy of any comment letter received from the staff of the SEC or the NASD, and such party's response thereto, following any examination or inspection by the staff of the SEC or the NASD.

3.8 As used herein, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, sign or billboard, motion picture or other public medium), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

4. FEES AND EXPENSES

4.1 The Trust will pay no fee or other compensation to the Companies under this Agreement. If the Trust or any Fund (or any class of shares thereof) adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution and other expenses, then the Distributor, or an affiliate thereof, may make payments to the Companies to the extent consistent with applicable laws, regulations and rules and such plan.

5. DIVERSIFICATION

5.1 The Trust and each of the Funds will at all times comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations thereunder, as the same may be amended or modified from time to time, relating to the diversification requirements for variable annuity, endowment or life insurance contracts. In addition, neither the Trust nor the Funds will take any action, or fail to take any action, that results in the inability of any Account investing in the Funds to treat a portion of each asset of a Fund as an asset of the Account, in accordance with Treas. Reg. Section 1.817-5(f), for purposes of satisfying the diversification requirements of
Section 817(h) of the Code and the Treasury Regulations thereunder.

6. POTENTIAL CONFLICTS

6.1 To the extent required by the Exemptive Order or by applicable law, the Board will monitor the Trust for the existence of any material irreconcilable conflict between or among the interests of variable contract owners whose contract values are invested through separate accounts, participants in Qualified Plans and Other Purchasers investing in the Trust and will determine what action, if any, should be taken in response to any such conflict. A material irreconcilable conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners and, where applicable, participants in Qualified Plans; (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners; or (g) a decision by a Qualified Plan, where applicable, to disregard participant voting instructions. The Trust will promptly inform the Companies if it determines that a material irreconcilable conflict exists and of the implications thereof.

6.2 Each of the Companies, on behalf of itself, its Accounts and any of its affiliates investing in a Fund, will report to the Board any potential or existing conflict as described in Section 6.1 of which it is or becomes aware. Each Company will assist the Board in carrying out its responsibilities under the Exemptive Order and under applicable law by providing the Board with all information reasonably necessary for the Board to consider any issues raised with respect to such conflict and by furnishing to the Board, at its reasonable request annually or more frequently, such other materials or reports as the Board may deem appropriate. Each of the Companies will inform the Board whenever it determines to disregard Contract owner voting instructions, and each of the Companies will carry out its responsibility under this Article 6 with a view only to the interests of its Contract owners.

6.3 If it is determined by a majority of the Board, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists with respect to any Fund, each of the Companies, as applicable, shall, at its own expense, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (1) withdrawing the assets allocable to some or all of its Accounts from the Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. In the event that the Board determines that any proposed action by a Company does not adequately remedy any material irreconcilable conflict, that Company will withdraw the affected Account's investment in the Trust or a Fund within six months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal will be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

6.4 If a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the relevant Account's investment in the Trust or a Fund, as applicable, provided, however, that any such withdrawal will be limited to the extent required by such material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal will take place within six months after the Trust gives written notice that this provision is being implemented. No charge or penalty will be imposed as a result of any such withdrawal.

6.5 For purposes of Sections 6.3 through 6.4 of this Agreement, a majority of the Trustees who are not "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of the Trust will determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. Nor shall a Company be required by Section 6.3 to establish any new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict.

6.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or proposed Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to "mixed or shared funding" (as understood for purposes of the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the Trust and/or the Companies as well as the other Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 2.4, 6.1, 6.2, 6.3 and 6.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

6.7 The Trust hereby notifies the Companies that it may be appropriate to include in prospectuses for the Contracts disclosure regarding potential conflicts as described in Section 6.1 hereof.

7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of the Companies.

     (a) Each of the Companies represents and warrants that it is a life insurance company duly organized or existing and in good standing under applicable law and that each of its Accounts, prior to any issuance or sale of any Contracts by such Account and during the term of this Agreement, will be legally and validly established as a separate account pursuant to relevant state insurance law and either: (i) will be registered as a unit investment trust in accordance with the provisions of the 1940 Act; or (ii) will be exempt from such registration.

     (b) Each of the Companies represents and warrants that the Contracts issued by it are or, prior to the purchase of shares of any Fund in connection with funding such Contracts, will be registered under the 1933 Act, except to the extent a particular Contract is exempt from such registration, and will be issued and sold in compliance in all material respects with all applicable federal and state laws, including all applicable customer suitability requirements.

     (c) Each of the Companies represents and warrants that its registration statements for the Contracts and any amendments or supplement thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Trust expressly for use therein.

     (d) Each of the Companies represents and warrants that its Contracts are currently and at the time of issuance will be treated as modified endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will make every effort to maintain such treatment and will notify the Trust immediately upon having a reasonable basis for believing that its Contracts or any of them have ceased to be so treated or might not be so treated in the future.

     (e) Each of the Companies represents and warrants that it will not, without the prior written consent of the Trust, purchase shares of the Trust with Account assets derived from the sale of Contracts to individuals or entities which would cause the investment policies of any Fund to be subject to any limitations not in the Trust's then current prospectus or statement of additional information with respect to any Fund.

7.2 Representations and Warranties of the Trust

     (a) The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will at all times during the term of this Agreement comply in all material respects with the 1940 Act.

     (b) The Trust represents and warrants that shares of the Funds offered and sold pursuant to this Agreement will be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Trust is and will remain during the term of this Agreement registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to permit the continuous offering of its shares in accordance with the 1933 Act. The Trust will register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.

     (c) The Trust represents and warrants that the registration statement for shares of the Funds and any amendments or supplement thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of a Company expressly for use therein.

     (d) The Trust represents and warrants that each Fund is currently qualified as a "regulated investment company" under subchapter M of the Code and agrees that the Trust will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and will notify the Companies promptly upon having a reasonable basis for believing that any Fund has ceased to so qualify or might not so qualify in the future.

7.3 Representations and Warranties of the Distributor

     (a) The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of Delaware and that it is a member in good standing of the NASD and registered as a broker-dealer with the SEC.

     (b) The Distributor represents and warrants that it will distribute Trust shares in accordance with all applicable federal and state securities laws.

8. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts without reference to the principles of conflicts or choice of law thereof.

8.2 This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations thereunder, including such exemptions from those statutes, rules and regulations as the SEC or its staff may grant (including, but not limited to, the Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

9. TERMINATION

9.1 This Agreement may be terminated:

     (a) by the Trust or a Company, in its entirety or with respect to one or more Funds, for any reason or for no reason, upon 60 days' advance written notice to the other party;

     (b) by a Company, immediately upon written notice to the Trust, if any Fund ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Fund may fail to so qualify; or

     (c) pursuant to the provisions of Article 6 ("Potential Conflicts") hereof.

9.2 Notwithstanding any termination of this Agreement, the Trust will, at the option of a Company, continue to make available to the Company additional shares of each Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article 6 of this Agreement and that terminations under Article 6 shall be governed by that Article.

10. NOTICES

10.1 Any notice required under this Agreement shall be sufficiently given when sent by registered or certified mail, by facsimile transmission (provided that a copy is also sent by registered or certified mail) or by a nationally recognized overnight delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

     John Hancock Trust
     601 Congress Street
     Boston, Massachusetts 02210
     Attention: Thomas Kinzler
     Fax No.: (617) 663-2197

If to the Distributor:

     John Hancock Distributors, LLC
     601 Congress Street
     Boston, Massachusetts 02210
     Attention: Thomas Kinzler
     Fax No.: (617) 663-2197

If to Manulife USA:

     John Hancock Life Insurance Company (U.S.A.)
     601 Congress Street
     Boston, Massachusetts 02210
     Attention: John Danello
     Fax No.: (617) 663-2197

If to Manulife New York:

     John Hancock Life Insurance Company of New York
     601 Congress Street
     Boston, Massachusetts 02210
     Attention: John Danello
     Fax No.: (617) 663-2197

11. MISCELLANEOUS

11.1 A copy of the Agreement and Declaration of Trust establishing the Trust (as amended from time to time) is on file with the Office of the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of the Trust or of any Fund under or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property belonging to the Trust or to a particular Fund as the case may be.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, may be executed in two or more counterparts which together will constitute one and the same instrument, may not be assigned by a Company or the Trust without the written consent of the other, and will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

11.4 If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

11.5 Each party hereto will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, NASD and state insurance regulators) and will permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the parties hereto are entitled or subject under state and federal laws.

12. INDEMNIFICATION

12.1 Indemnification by the Companies. Each Company agrees to indemnify and hold harmless the Trust and the Distributor and each member of their Boards and each of their officers, employees and agents and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

     (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement prospectus or profile (if any) for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively "Company Documents" for the purposes of this Article 12), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to: (i) the Trust or any of its Indemnified Parties if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or (ii) the Distributor or any of its Indemnified Parties if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Distributor for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 12.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Trust Documents as defined in
Section 12.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust or the Distributor by or on behalf of the Company; or

     (d) arise out of or result from any failure by the Company to perform its obligations under this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Company or arise out of or result from any other material breach of this Agreement.

12.2. Indemnification by the Distributor. The Distributor agrees to indemnify and hold harmless each Company and each of its directors, trustees, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

     (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto) (collectively, "Trust Documents" for purposes of this Article 12), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the

Distributor or the Trust by or on behalf of the Company for use in the Trust Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (b) arise out of or result from of statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Distributor or the Trust or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of the Distributor or the Trust; or

     (d) arise out of or result from any failure by the Distributor or the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

     (e) arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust (including a failure whether unintentional, or in good faith, or otherwise, to comply with the diversification and other qualification requirements specified in this Agreement).

12.3 None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 12.1 or 12.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

12.4 None of the parties to this Agreement shall be liable under the indemnification provisions of Section 12.1 or 12.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 12.1 and 12.2.

12.5 In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.)
(on behalf of itself and its Accounts)


By:
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Name:
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Title:
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JOHN HANCOCK LIFE INSURANCE COMPANY
OF NEW YORK
(on behalf of itself and its Accounts)


By:
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Name:
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Title:
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JOHN HANCOCK INSURANCE COMPANY


By:
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Name:
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Title:
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JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY


By:
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Name:
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Title:
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JOHN HANCOCK TRUST


By:
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Name:
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Title:
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JOHN HANCOCK DISTRIBUTORS, LLC


By:
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Name:
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Title:
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